Exhibit 99.1

Prospect Capital Reports March 2019 Quarterly Results and Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - May 8, 2019 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our third fiscal quarter ended March 31, 2019.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018

Net Investment Income (“NII”)	$77,262	$80,811	$70,446
Interest as % of Total Investment Income	90.6%	84.1%	89.6%

NII per Share	$0.21	$0.22	$0.19

Net Income (Loss)	$89,195	$(67,389)	$51,859
Net Income (Loss) per Share	$0.24	$(0.18)	$0.14

Distributions to Shareholders	$66,024	$65,837	$65,174
Distributions per Share	$0.18	$0.18	$0.18

NII / Distributions to Shareholders	117%	123%	108%

NAV per Share at Period End	$9.08	$9.02	$9.23

Net of Cash Debt to Equity Ratio	69.1%	75.0%	69.1%

For the March 2019 quarter, we earned net investment income (“NII”) of $77.3 million, or $0.21 per weighted average share, down $0.01 from the December 2018 quarter, exceeding our current quarterly dividend rate of $0.18 per share by $0.03 per share. The decrease in NII per share for the March 2019 quarter is primarily due to lower levels of dividends and structuring fee income compared to the December 2018 quarter. Our ratio of NII to distributions was 117% in the March 2019 quarter.

In the March 2019 quarter, our net of cash debt to equity ratio was 69.1%, down 5.9% from December 2018.

For the March 2019 quarter, our net income was $89.2 million, or $0.24 per weighted average share. The $0.42 increase in net income for the March 2019 quarter is primarily due to realized and unrealized gains in our portfolio.

Our net asset value (“NAV”) per share increased by $0.06 to $9.08 during the March 2019 quarter.

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Nine Months Ended March 31, 2019	Nine Months Ended March 31, 2018

NII	$243,232	$207,370
NII per Share	$0.67	$0.57

Net Income (“NI”)	$105,601	$185,559
NI per Share	$0.29	$0.51

Distributions to Shareholders	$197,555	$211,733
Distributions per Share	$0.54	$0.59

For the nine months ended March 31, 2019, we earned NII of $243.2 million, or $0.67 per weighted average share, up $0.10 from the prior year. For the nine months ended March 31, 2019, we earned NI of $105.6 million, or $0.29 per weighted average share, down $0.22 from the prior year.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for May 2019 to May 31, 2019 record holders with June 20, 2019 payment date;

•	$0.06 per share for June 2019 to June 28, 2019 record holders with July 18, 2019 payment date;

•	$0.06 per share for July 2019 to July 31, 2019 record holders with August 22, 2019 payment date; and

•	$0.06 per share for August 2019 to August 30, 2019 record holders with September 19, 2019 payment date.

These distributions are Prospect’s 130th, 131th, and 132nd, and 133rd consecutive cash distributions to shareholders.

Based on the declarations above, Prospect’s closing stock price of $6.78 at May 7, 2019 delivers to shareholders a distribution yield of 10.6%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our August 2019 distribution will have distributed $17.40 per share to original shareholders, aggregating approximately $2.9 billion in cumulative distributions to all shareholders.

Prospect expects to declare September 2019 and October 2019 distributions in August 2019.

PORTFOLIO AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	March 31, 2019	December 31, 2018	June 30, 2018

Total Investments (at fair value)	$5,700,673	$5,842,570	$5,727,279
Number of Portfolio Companies	137	139	135
% Controlled Investments (at fair value)	42.0%	41.6%	42.0%

Secured First Lien	44.6%	46.2%	43.9%
Secured Second Lien	23.5%	23.1%	22.1%
Subordinated Structured Notes	15.5%	15.2%	16.8%
Equity Investments	15.1%	14.3%	16.6%
Rated Secured Structured Notes (1)	0.8%	0.8%	0
Unsecured Debt	0.5%	0.4%	0.6%

Annualized Current Yield - All Investments	10.4%	10.7%	10.5%
Annualized Current Yield - Performing Interest Bearing Investments	12.8%	13.1%	13.0%

Top Industry Concentration(2)	13.8%	13.8%	14.2%

Energy Industry Concentration(2)	3.0%	3.0%	3.0%

Non-Accrual Loans as % of Total Assets (3)	3.3%	3.6%	2.5%

Weighted Average Portfolio Net Leverage(4)	4.51x	4.57x	4.60x
Weighted Average Portfolio EBITDA(4)	$59,835	$58,491	$55,384

(1)	Our Rated Secured Structured Notes are considered non-agented debt where applicable.

(2)	Excluding our underlying industry-diversified structured credit portfolio.

(3)	Calculated at fair value.

(4)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the March 2019 and December 2018 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	March 31, 2019	December 31, 2018

Total Originations	$35,711	$226,252

Non-Agented Debt (1)	100.0%	72.5%
Agented Sponsor Debt	—	14.5%
Subordinated Structured Notes	—	10.2%
Agented Non-Sponsor Debt	—	2.1%
Real Estate	—	0.6%
Corporate Yield Buyouts	—	0.1%

Total Repayments	$195,055	$163,502
Originations, Net of Repayments	$(159,344)	$62,750

(1)	Non-Agented Debt includes 8.8% of origination activity in Rated Secured Structured Notes for the quarter ended December 31, 2018.

For a list of transactions completed during the quarter, please see “Portfolio Investment Activity” in our Form 10-Q for the quarter ended March 31, 2019.

We have invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At March 31, 2019 and December 31, 2018, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2019	December 31, 2018

Total Subordinated Structured Notes	$881,128	$889,491

# of Investments	43	43

TTM Average Cash Yield(1)(2)(3)	17.9%	17.5%
Annualized Cash Yield(1)(2)(3)	15.2%	21.0%
Annualized GAAP Yield on Fair Value(1)(2)	15.8%	15.5%
Annualized GAAP Yield on Amortized Cost(2)(4)	12.7%	12.6%

Cumulative Cash Distributions	$1,271,206	$1,237,719
% of Original Investment	83.0%	80.8%

# of Underlying Collateral Loans	1,808	1,853
Total Asset Base of Underlying Portfolio	$18,426,692	$18,646,090

Prospect TTM Default Rate	0.29%	0.92%
Broadly Syndicated Market TTM Default Rate	0.93%	1.63%
Prospect Default Rate Outperformance vs. Market	0.64%	0.71%

(1)	Calculation based on fair value.

(2)	Excludes deals being redeemed.

(3)	Excludes deals that have yet to make a first payment.

(4)	Calculation based on amortized cost.

To date, including called deals being liquidated, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.8% and cash on cash multiple of 1.49 times.

Since December 31, 2017 through today, 22 of our structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further optionality upside exists in our structured credit portfolio through additional re-financings and reinvestment period extensions.

To date during the March 2019 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
June 30, 2019

Total Originations	$25,919

Non-Agented Debt	64.7%
Agented Sponsor Debt	35.3%

Total Repayments	$61,651
Originations, Net of Repayments	$(35,732)

LIQUIDITY AND FINANCIAL RESULTS

All amounts in $000’s	As of March 31, 2019	As of December 31, 2018	As of March 31, 2018
Net of Cash Debt to Equity Ratio	69.1%	75.0%	69.1%
% of Assets at Floating Rates	88.0%	88.2%	90.1%
% of Liabilities at Fixed Rates	95.9%	88.5%	96.4%

Unencumbered Assets	$4,152,393	$4,322,091	$4,619,909
% of Total Assets	71.0%	72.4%	78.9%

We repaid the remaining $101.6 million of our January 2019 notes at maturity. The below table summarizes our March 2019 quarter issuance and repurchase activity, including at-the-market (“ATM”) follow-on issuance:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2025 Notes	$201,250	6.375%	March 2025
2024 Notes ATM	$12,576	6.25%	June 2024
2028 Notes ATM	$1,465	6.25%	June 2028
2029 Notes ATM	$19,170	6.875%	June 2029
Repurchases
2020 Notes	$129,798	4.75%	April 2020
Prospect Capital InterNotes®	$23,986	4.50% - 4.75%	July 2020

On August 1, 2018, we completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month Libor plus 2.20%.

$1.05 billion of Facility commitments have closed to date with 29 institutional lenders (representing one of the largest and most diversified bank groups in our industry), with further increases targeted. An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures March 27, 2024. The Facility includes a revolving period that extends through March 27, 2022, followed by an additional two-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.

We currently have eight separate unsecured debt issuances aggregating $1.6 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At March 31, 2019, $754.7 million of program notes were outstanding with laddered maturities through October 2043.

EARNINGS CONFERENCE CALL

Prospect will host an earnings call on Thursday, May 9, 2019 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to June 8, 2019, visit www.prospectstreet.com or call 877-344-7529 with passcode 10131367.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2019	June 30, 2018

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,331,616 and $2,300,526, respectively)	$2,394,716	$2,404,326
Affiliate investments (amortized cost of $180,279 and $55,637, respectively)	91,042	58,436
Non-control/non-affiliate investments (amortized cost of $3,437,174 and $3,475,295, respectively)	3,214,915	3,264,517
Total investments at fair value (amortized cost of $5,949,069 and $5,831,458, respectively)	5,700,673	5,727,279
Cash	120,566	83,758
Receivables for:
Interest, net	16,925	19,783
Other	985	1,867
Deferred financing costs on Revolving Credit Facility	8,386	2,032
Due from broker	539	3,029
Prepaid expenses	285	984
Due from Affiliate	88	88
Total Assets	5,848,447	5,838,820
Liabilities
Revolving Credit Facility	99,000	37,000
Convertible Notes (less unamortized debt issuance costs of $15,207 and $13,074, respectively)	763,245	809,073
Public Notes (less unamortized discount and debt issuance costs of $14,296 and $11,007, respectively)	775,624	716,810
Prospect Capital InterNotes® (less unamortized debt issuance costs of $11,969 and $11,998, respectively)	742,752	748,926
Due to Prospect Capital Management	48,855	49,045
Interest payable	25,426	33,741
Due to broker	31,819	6,159
Dividends payable	22,013	21,865
Accrued expenses	5,478	5,426
Due to Prospect Administration	1,807	2,212
Other liabilities	613	1,516
Total Liabilities	2,516,632	2,431,773
Commitments and Contingencies
Net Assets	$3,331,815	$3,407,047

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 366,884,974 and 364,409,938 issued and outstanding, respectively)	$367	$364
Paid-in capital in excess of par	4,038,229	4,021,541
Total distributable earnings (loss)	(706,781)	(614,858)
Net Assets	$3,331,815	$3,407,047

Net Asset Value Per Share	$9.08	$9.35

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Investment Income
Interest income:
Control investments	$51,078	$45,944	$161,206	$139,392
Affiliate investments	230	271	631	476
Non-control/non-affiliate investments	67,656	68,376	204,944	216,639
Structured credit securities	36,112	31,271	105,731	90,822
Total interest income	155,076	145,862	472,512	447,329
Dividend income:
Control investments	3,612	5,639	31,277	5,639
Affiliate investments	659	—	659	—
Non-control/non-affiliate investments	253	648	781	1,518
Total dividend income	4,524	6,287	32,717	7,157
Other income:
Control investments	10,799	6,188	29,331	12,317
Non-control/non-affiliate investments	710	4,498	4,854	17,011
Total other income	11,509	10,686	34,185	29,328
Total Investment Income	171,109	162,835	539,414	483,814
Operating Expenses
Base management fee	29,540	29,268	92,684	88,990
Income incentive fee	19,315	17,612	60,808	51,843
Interest and credit facility expenses	38,946	37,479	117,510	117,861
Allocation of overhead from Prospect Administration	2,084	3,195	11,091	5,899
Audit, compliance and tax related fees	680	1,130	3,462	4,084
Directors’ fees	112	113	341	338
Other general and administrative expenses	3,170	3,592	10,286	7,429
Total Operating Expenses	93,847	92,389	296,182	276,444
Net Investment Income	77,262	70,446	243,232	207,370
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	11,507	2	14,309	13
Affiliate investments	—	(14,197)	—	(13,351)
Non-control/non-affiliate investments	(2,024)	(23)	(792)	(5,116)
Net realized gains (losses)	9,483	(14,218)	13,517	(18,454)
Net change in unrealized gains (losses)
Control investments	11,686	1,380	(22,129)	46,898
Affiliate investments	(4,101)	12,952	(23,750)	19,678
Non-control/non-affiliate investments	(2,155)	(18,188)	(98,338)	(68,488)
Net change in unrealized gains (losses)	5,430	(3,856)	(144,217)	(1,912)
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	14,913	(18,074)	(130,700)	(20,366)
Net realized losses on extinguishment of debt	(2,980)	(513)	(6,931)	(1,445)
Net Increase in Net Assets Resulting from Operations	$89,195	$51,859	$105,601	$185,559
Net increase in net assets resulting from operations per share	$0.24	$0.14	$0.29	$0.51
Dividends declared per share	$(0.18)	$(0.18)	$(0.54)	$(0.59)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Per Share Data
Net asset value at beginning of period	$9.02	$9.28	$9.35	$9.32
Net investment income(1)	0.21	0.19	0.67	0.57
Net realized and change in unrealized gains (losses) (1)	0.03	(0.05)	(0.38)	(0.06)
Distributions of net investment income	(0.18)	(0.18)	(0.54)	(0.59)
Common stock transactions(2)(3)	—	(0.01)	(0.02)	(0.01)
Net asset value at end of period	$9.08	$9.23	$9.08	$9.23

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.

Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current fair market value of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.

Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.

These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.

Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.

For additional information, contact:

Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702